UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – November 17, 2011

IEC ELECTRONICS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-6508	13-3458955
(Commission File Number)	(IRS Employer Identification No.)

105 Norton Street, Newark, New York 14513
(Address of principal executive offices)(Zipcode)

(315) 331-7742
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Letter Related to Third Amended and Restated Credit Facility Agreement

On November 17, 2011, IEC Electronics Corp. (the “Company”) received and accepted a letter from Manufacturers and Traders Trust Company (“Lender”), a New York banking corporation, in which the Lender modified certain terms of the Third Amended and Restated Credit Agreement (“Third Amended Credit Agreement”), dated December 17, 2010, made between the Company and the Lender, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 23, 2010.  The letter extends the existing discretionary Equipment Line Facility (as defined in the Third Amendment Credit Agreement) through December 17, 2013 and provides that all loans made under the Equipment Line Facility are due and payable in full on that date.  In addition, the letter provides that the requirement in the Third Amended Credit Agreement that the Company make mandatory principal prepayments based upon fifty percent of excess cash flow will not be applicable to the fiscal year ended September 30, 2011.  Other terms of the Third Amended Credit Agreement remain unchanged.

The foregoing description of the letter is qualified in its entirety by the copy thereof being filed as Exhibit 10.1 to this report, which is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 17, 2011, the Company received and accepted the letter related to the Third Amended Credit Agreement containing the terms discussed in Item 1.01 above.

Item 9.01	Financial Statements and Exhibits

(10)	Exhibits

Exhibit 10.1	Letter Dated November 17, 2011 from Manufacturers and Traders Trust Company, accepted by IEC Electronics Corp., related to Third Amended and Restated Credit Agreement dated December 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEC Electronics Corp.
(Registrant)

Date: November 18, 2011	By:	/s/ Susan E. Topel-Samek
Susan E. Topel-Samek
Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.1	Letter Dated November 17, 2011 from Manufacturers and Traders Trust Company, accepted by IEC Electronics Corp., related to Third Amended and Restated Credit Agreement dated December 17, 2010